UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 21, 2016

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

On April 21, 2016, the company issued a press release announcing financial results for the quarter ended March 31, 2016. Attached hereto as Exhibit 99.1 is a copy of the company’s press release dated April 21, 2016 announcing the company’s financial results for this period.

The press release also includes a discussion of diluted earnings per share and net income, net of the gain on the facility disposition; operating revenue, net of fuel surcharge revenue and revenue from the company’s dry container service discontinued in March 2015; operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue; and operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue and the gain on the facility disposition. The company provided these additional disclosures because management believes removing these items provide a more consistent basis for comparing results of operations from period to period. These financial measures in the press release have not been determined in accordance with generally accepted accounting principles (“GAAP”). Pursuant to Regulation G, the company has included a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures. For the discussion of diluted earnings per share, net of the gain on the facility disposition; net income, net of the gain on the facility disposition; operating revenue, net of fuel surcharge revenue and revenue from the company’s dry container service discontinued in March 2015; operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue; and operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue and the gain on the facility disposition, the most directly comparable GAAP financial measures are diluted earnings per share, net income, operating revenue, and operating expenses divided by operating revenue, which are reconciled in the attached Exhibit 99.1.

The information contained in this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Marten Transport, Ltd. (“Marten”) entered into that certain Credit Agreement, dated as of August 31, 2006, by and among Marten, with U.S. Bank National Association, as agent (the “Agent”), and certain lenders party thereto (the “Original Agreement”) as modified by amendments dated as of January 1, 2007, November 30, 2007, May 27, 2011, December 10, 2012, December 22, 2014 and November 4, 2015 (collectively, the “Amendments” and, together with the Original Agreement, the “Current Credit Agreement”). Marten previously filed copies of the Original Agreement and the Prior Amendments with the Securities and Exchange Commission.

On April 25, 2016, pursuant to the terms of the Current Credit Agreement, Marten elected to reduce the aggregate revolving credit amount of available borrowings under the Current Credit Agreement from $75,000,000 to $30,000,000.

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

Not Applicable.

(b)     Pro Forma Financial Information.

Not Applicable.

(c)     Shell Company Transactions.

Not Applicable.

(d)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 21, 2016 (included herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: April 27, 2016	By:	/s/ James J. Hinnendael
James J. Hinnendael
Its: Executive Vice President and Chief Financial Officer

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MARTEN TRANSPORT, LTD.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated April 21, 2016 (included herewith).

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